Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
April 21, 2014

SunTrust Reports First Quarter 2014 Results
Continued Loan Growth, Disciplined Expense Management, and Asset Quality Improvements Help Drive Solid Results

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $393 million, or $0.73 per average common diluted share, representing a 16% increase from the first quarter of 2013. Earnings per average common diluted share were $0.77 in the prior quarter.

"Our 16% earnings per share growth over the past year reflects progress in several key areas--expense management, credit quality improvement, and increased lending to clients," said William H. Rogers, Jr., Chairman and Chief Executive Officer of SunTrust Banks, Inc. "To deliver further profitable growth, we are focusing our efforts on meeting more of our clients’ needs and expanding relationships in key growth areas, while continuing our expense management discipline."

First Quarter 2014 Financial Highlights
Income Statement

•
Net income available to common shareholders was $393 million, or $0.73 per average common diluted share, compared to $413 million, or $0.77 per share, in the prior quarter. Both quarters' results included discrete items that benefited the effective tax rate.

•	Total revenue decreased $31 million, or 2%, compared to the prior quarter.

◦	Net interest income declined slightly due to fewer days.

◦
Noninterest income decreased $23 million compared to the prior quarter driven by lower transaction-related fees and seasonally lower investment banking income, partially offset by higher mortgage-related income. Compared to the first quarter of 2013, noninterest income increased across most categories, except for the anticipated decline in mortgage production income due to lower refinance activity.

•	Noninterest expense decreased $4 million sequentially.

◦
Compensation and benefits costs increased $77 million compared to the fourth quarter primarily due to the typical increase in incentive and employee benefit-related costs recognized in the first quarter. All other expense categories declined compared to the prior quarter. Compared to the first quarter of 2013, expenses were largely unchanged.

Balance Sheet

•
Average performing loans increased $2.9 billion sequentially, or 2%, with growth concentrated in C&I, commercial real estate, and consumer loans. Average performing loans increased $8.2 billion, or 7%, compared to the first quarter of 2013 driven by broad-based growth.

•	Average client deposits increased 1% both sequentially and from the first quarter of 2013 with the favorable mix shift toward lower-cost deposits continuing.

Capital

•	Estimated capital ratios continued to be well above regulatory requirements. The Basel I and Basel III Tier 1 common ratios were an estimated 9.9% and 9.7%, respectively.

•	During the quarter, the Company announced capital plans, subject to the approval of SunTrust's Board of Directors, that include:

◦	The purchase of up to $450 million of its common shares between the second quarter of 2014 and the first quarter of 2015.

◦	An increase in the quarterly common stock dividend from $0.10 per share to $0.20 per share.

•
Book value per share was $39.44 and tangible book value per common share was $27.82, up 2% and 3%, respectively compared to December 31, 2013. The increase was primarily due to retained earnings growth.

Asset Quality

•	Asset quality continued to improve as nonperforming loans decreased 5% from the prior quarter and totaled 0.72% of total loans at March 31, 2014.

•	Annualized net charge-offs decreased to 0.35% of average loans compared to 0.40% in the prior quarter, while the allowance for loan losses to total loans ratio declined slightly to 1.58%.

•	The provision for credit losses was stable on a sequential quarter basis and declined $110 million compared to the first quarter of 2013.

Income Statement (presented on a fully taxable-equivalent basis)	1Q 2013	4Q 2013	1Q 2014
(Dollars in millions, except per share data)
Net income available to common shareholders	$340	$413	$393
Earnings per average common diluted share	0.63	0.77	0.73
Total revenue	2,114	2,061	2,030
Total revenue, excluding net securities gains/losses	2,112	2,060	2,031
Net interest income	1,251	1,247	1,239
Provision for credit losses	212	101	102
Noninterest income	863	814	791
Noninterest expense	1,353	1,361	1,357
Net interest margin	3.33%	3.20%	3.19%

Balance Sheet
(Dollars in billions)
Average loans	$120.9	$125.6	$128.5
Average consumer and commercial deposits	127.7	127.5	128.4

Capital
Tier 1 capital ratio(1)	11.20%	10.81%	10.85%
Common equity Tier 1 ratio(1)	10.13%	9.82%	9.90%
Total average shareholders’ equity to total average assets	12.29%	12.23%	12.28%

Asset Quality
Net charge-offs to average loans (annualized)	0.76%	0.40%	0.35%
Allowance for loan losses to period end loans	1.79%	1.60%	1.58%
Nonperforming loans to total loans	1.21%	0.76%	0.72%
 (1) Current period Tier 1 capital and common equity Tier 1 ratios are estimated as of the date of this news release.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.0 billion for the current quarter, a decrease of $31 million, or 2%, compared to the prior quarter. The decrease was primarily driven by modest declines in net interest income and noninterest income, driven by fewer days in the current quarter and seasonally lower investment banking income, partially offset by higher mortgage-related income. Compared to the first quarter of 2013, total revenue declined $84 million, or 4%, primarily driven by declines in mortgage production income and net interest income and partially offset by higher investment banking, mortgage servicing, and wealth management related income.
Net Interest Income
Net interest income was $1.2 billion for the current quarter, a decrease of $8 million from the prior quarter primarily driven by two fewer days in the current quarter and a one basis point decline in the net interest margin, which were partially offset by higher average loan balances. Compared to the first quarter of 2013, net interest income decreased $12 million primarily due to a 14 basis point decline in the net interest margin, which was partially offset by higher average loan balances.
Net interest margin for the current quarter was 3.19%, a decrease of one basis point from the prior quarter, as the yield on loans declined three basis points. This was partially offset by a one basis point decline in interest-bearing deposit costs. The net interest margin decreased 14 basis points compared to the first quarter of 2013 primarily due to a 17 basis point decrease in earning asset yields, partially offset by a four basis point reduction in interest-bearing liability rates.
Noninterest Income
Noninterest income was $791 million for the current quarter compared to $814 million for the prior quarter and $863 million for the first quarter of 2013. Compared to the prior quarter, the $23 million decrease was primarily due to seasonal declines in service charges and investment banking income; however, also contributing to the decline was higher mark-to-market valuation losses on the Company's fair value debt, as well as declines in other income. These declines were partially offset by an increase in mortgage-related income. Compared to the first quarter of 2013, the $72 million decrease was primarily due to reductions in mortgage production income, partially offset by increases in investment banking, mortgage servicing, and wealth management related income.
Mortgage production income for the current quarter was $43 million compared to $31 million for the prior quarter and $159 million for the first quarter of 2013. The $12 million sequential quarter increase was driven by a decline in the mortgage repurchase provision and higher mark-to-market valuation gains on certain loans carried at fair value, partially offset by a decline in origination fees. Mortgage production volume declined to $3.1 billion in the current quarter compared to $3.9 billion in the prior quarter primarily due to a reduction in refinance activity. Compared to the first quarter of 2013, mortgage production income decreased $116 million due to a 65% decline in production volume and a decline in gain on sale margins. The mortgage repurchase provision was $5 million during the current quarter and the mortgage repurchase reserve was $83 million at March 31, 2014.
Mortgage servicing income was $54 million in the current quarter compared to $38 million in both the prior quarter and the first quarter of 2013. The $16 million increase compared to the prior quarter was due to a slower pace of loan prepayments and improved net hedge performance, whereas the increase compared to the first quarter of 2013 was primarily due to a slower pace of loan prepayments. The servicing portfolio was $135 billion at March 31, 2014 compared to $142 billion at March 31, 2013.
Investment banking income was $88 million for the current quarter compared to $96 million in the prior quarter and $68 million in the first quarter of 2013. The $8 million sequential quarter decrease was driven by a seasonal decline in M&A advisory and equity offering fees, partially offset by higher loan syndication income. The $20 million increase compared to the first quarter of 2013 was due to growth in loan syndication, M&A advisory, and equity offering fees.
Trading income was $49 million for the current quarter compared to $57 million for the prior quarter and $42 million for the first quarter of 2013. The $8 million sequential quarter decrease was due to a $13 million increase in mark-to-market valuation losses on the Company's fair value debt, partially offset by a modest increase in other trading income. The $7 million increase compared to the first quarter of 2013 was primarily driven by a decline in mark-to-market valuation losses on the Company's fair value debt.
Other noninterest income was $38 million for the current quarter compared to $55 million for the prior quarter and $44 million for the first quarter of 2013. The $17 million sequential quarter decrease was partially driven by gains realized on certain asset sales in the fourth quarter of 2013.
Noninterest Expense
Noninterest expense for the current quarter was $1.4 billion which was stable compared to the prior quarter and the first quarter of 2013. The current quarter included seasonally higher employee compensation and benefits expense and a $36 million impairment of certain legacy affordable housing assets. Offsetting these cost increases in the current quarter were broad-based declines in almost all expense categories due to declines in cyclical costs and a continued focus on expense management.
Employee compensation and benefits expense was $800 million in the current quarter compared to $723 million in the prior quarter and $759 million in the first quarter of 2013. The sequential quarter increase of $77 million was primarily the result of the seasonal increase in employee benefits and FICA taxes. The $41 million increase from the first quarter of 2013 was due to an incentive accrual reversal recorded in the first quarter of 2013 and higher salaries related to targeted hiring in certain businesses.
Operating losses were $21 million in the current quarter compared to $42 million in the prior quarter and $39 million in the first quarter of 2013. The decrease compared to both prior periods was due to lower costs associated with legacy mortgage and other legal related matters.
Outside processing and software expense was $170 million in the current quarter compared to $191 million in the prior quarter and $178 million in the first quarter of 2013. The $21 million sequential quarter decrease was partially due to declines in vendor-related costs and lower utilization of third party services. The $8 million decrease compared to the first quarter of 2013 was primarily due to lower mortgage production volume.
Marketing and customer development expense was $25 million in the current quarter compared to $40 million in the prior quarter and $30 million in the first quarter of 2013. The $15 million decrease compared to the prior quarter was due to seasonally higher advertising expenses during the fourth quarter. FDIC insurance and regulatory expense was $40 million in the current quarter compared to $41 million in the prior quarter and $54 million in the first quarter of 2013. The $14 million decrease compared to the first quarter of 2013 was due to a decrease in the assessment rate, reflecting the Company's reduced risk profile.
Other noninterest expense was $168 million in the current quarter compared to $187 million in the prior quarter and $153 million in the first quarter of 2013. The $19 million sequential quarter decrease was primarily driven by declines in collection, credit services, legal, and consulting expenses, partially offset by the aforementioned $36 million legacy asset impairment. The $15 million increase from the first quarter of 2013 was primarily driven by the aforementioned impairment charge.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $125 million compared to $138 million for the prior quarter and $161 million for the first quarter of 2013. The effective tax rate was 24% in the current quarter compared to 25% in the prior quarter and 31% in the first quarter of 2013. The effective tax rate in the current and prior quarter was favorably impacted by certain discrete items.
Also during the current quarter, the Company adopted recently issued accounting guidance that resulted in the amortization expense of investments in low income housing properties being classified in the income tax provision, whereas the amortization was previously recorded in noninterest expense.  Prior periods have been restated to conform to this new accounting guidance, resulting in a reduction in noninterest expense and increase in income tax provision of $16 million and $10 million for the prior quarter and first quarter of 2013, respectively. The adoption of the recently issued accounting guidance had no impact on net income or earnings per share.
Balance Sheet
At March 31, 2014, the Company had total assets of $179.5 billion and shareholders’ equity of $21.8 billion, representing 12% of total assets. Book value per share was $39.44 and tangible book value per common share was $27.82, up 2% and 3%, respectively compared to December 31, 2013. The increase was primarily due to retained earnings growth.
Loans
Average performing loans were $127.6 billion for the current quarter, an increase of $2.9 billion, or 2%, from the prior quarter driven by a $2.1 billion, or 4%, increase in C&I loans and a $545 million, or 11%, increase in commercial real estate loans. Compared to the first quarter of 2013, average performing loans increased $8.2 billion, or 7%, with broad-based growth across most portfolios.

Deposits
Average client deposits for the current quarter were $128.4 billion compared to $127.5 billion in the prior quarter and $127.7 billion in the first quarter of 2013. Average client deposits increased $936 million during the current quarter due to a $1.2 billion, or 5%, increase in NOW balances, which was partially offset by a decline in average time deposit balances. Compared to the first quarter of 2013, average client deposits increased $741 million. The growth was driven by increases of $1.3 billion in NOW account balances and $1.0 billion in demand deposits, and was partially offset by a $1.8 billion, or 12%, decrease in average time deposits.
Capital and Liquidity
The Company’s estimated capital ratios are well above current regulatory requirements with Tier 1 capital and Tier 1 common ratios at an estimated 10.85% and 9.90%, respectively, at March 31, 2014. The ratios of total average equity to total average assets and tangible equity to tangible assets were 12.28% and 9.01%, respectively, at March 31, 2014, both slightly increased compared to the prior quarter. The Company continues to have substantial available liquidity provided in the form of its client deposit base, cash, its portfolio of high-quality government-backed securities, and other available funding sources.
During the first quarter, the Company declared a common stock dividend of $0.10 per common share, consistent with the prior quarter and up $0.05 per share from the first quarter of 2013. Additionally, during the current quarter, the Company repurchased $50 million of its common stock.
In March, the Company announced that the Federal Reserve had completed its review of the Company's capital plan and did not object to the Company's capital plan. The Company plans to repurchase up to $450 million of its common stock between the second quarter of 2014 and the first quarter of 2015. Additionally, subject to Board approval, the Company intends to increase its quarterly common stock dividend to $0.20 per common share from the current $0.10 per common share, and maintain the current level of dividend payments on its preferred stock.
Asset Quality
Asset quality continued to improve as total nonperforming assets were $1.1 billion at March 31, 2014, declining 6% compared to the prior quarter. Nonperforming loans totaled $925 million at March 31, 2014, a decrease of 5% relative to the prior quarter. At March 31, 2014, the percentage of nonperforming loans to total loans was 0.72%, a decrease from 0.76% and 1.21% at December 31, 2013 and March 31, 2013, respectively. Other real estate owned totaled $151 million at March 31, 2014, an 11% decrease from the prior quarter and a decrease of 32% from the prior year.
Net charge-offs were $110 million during the current quarter compared to $128 million for the prior quarter and $226 million during the first quarter of 2013. The decrease in net charge-offs compared to the prior quarter and first quarter of 2013 was primarily driven by lower residential and commercial loan net charge-offs. The ratio of annualized net charge-offs to total average loans was 0.35% during the current quarter compared to 0.40% during the prior quarter and 0.76% during the first quarter of 2013. The provision for credit losses was $102 million, which was relatively stable compared to the prior quarter as improvements in asset quality were offset by loan growth. The provision for credit losses declined $110 million from the first quarter of 2013 as the improvement in asset quality more than offset the impact of loan growth on the allowance for loan losses.
At March 31, 2014, the allowance for loan losses was $2.0 billion and represented 1.58% of total loans, a $4 million and two basis point decrease, respectively from December 31, 2013. The slight decline in the allowance to total loans ratio was due to modest asset quality improvements in the first quarter.
Early stage delinquencies decreased seven basis points from the prior quarter to 0.67% at March 31, 2014. The decline was primarily due to consumer and mortgage loans. Excluding government-guaranteed loans, early stage delinquencies were 0.32%, down four basis points from the prior quarter.

Accruing restructured loans totaled $2.8 billion, and nonaccruing restructured loans totaled $0.4 billion at March 31, 2014, of which $2.9 billion of restructured loans related to residential loans, $0.1 billion were commercial loans, and $0.1 billion related to consumer loans.

BUSINESS SEGMENT FINANCIAL PERFORMANCE
Business Segment Results
The Company has included business segment financial tables as part of this release on the Investor Relations portion of its website at www.suntrust.com/investorrelations. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and generally accepted accounting principles ("GAAP"), certain matched-maturity funds transfer pricing credits and charges, as well as equity and its related impact. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available on the Investor Relations portion of the Company’s website at www.suntrust.com/investorrelations. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on April 21, 2014, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 1Q14). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 1Q14). A replay of the call will be available approximately one hour after the call ends on April 21, 2014, and will remain available until May 21, 2014, by dialing 1-866-470-7047 (domestic) or 1-203-369-1481 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of April 21, 2014, listeners may access an archived version of the webcast in the “Recent Earnings and Conference Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding estimates of the after-tax financial impact of various legal and regulatory matters, potential future share repurchases, and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. The estimated financial impact of these legal and regulatory matters depends upon (1) the successful negotiation, execution, and delivery of definitive agreements in several matters, (2) the ultimate resolution of certain legal matters which are not yet complete, (3) management’s assumptions about the extent to which such amounts may be deducted for tax purposes, (4) the agreement of other necessary parties, and (5) our assumptions about the extent to which we can provide consumer relief to satisfy our financial obligations as contemplated by the agreements in principle with regulators. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended March 31%
	2014	2013	Change
EARNINGS & DIVIDENDS
Net income	$405	$352	15%
Net income available to common shareholders	393	340	16
Total revenue - FTE [1,2]	2,030	2,114	(4)
Total revenue - FTE excluding securities (losses)/gains, net [1,2]	2,031	2,112	(4)
Net income per average common share
Diluted	0.73	0.63	16
Basic	0.74	0.64	16
Dividends paid per common share	0.10	0.05	100
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$176,971	$171,808	3%
Earning assets	157,343	152,471	3
Loans	128,525	120,882	6
Intangible assets including MSRs	7,666	7,379	4
MSRs	1,265	957	32
Consumer and commercial deposits	128,396	127,655	1
Brokered time and foreign deposits	2,013	2,170	(7)
Total shareholders’ equity	21,727	21,117	3
Preferred stock	725	725	—
As of
Total assets	179,542	172,435	4
Earning assets	158,487	152,783	4
Loans	129,196	120,804	7
Allowance for loan and lease losses	2,040	2,152	(5)
Consumer and commercial deposits	130,933	127,735	3
Brokered time and foreign deposits	2,023	2,180	(7)
Total shareholders’ equity	21,817	21,194	3
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.93%	0.83%	12%
Return on average common shareholders’ equity	7.59	6.77	12
Return on average tangible common shareholders' equity [1]	10.78	9.88	9
Net interest margin [2]	3.19	3.33	(4)
Efficiency ratio [2,4]	66.83	63.97	4
Tangible efficiency ratio [1,2,4]	66.65	63.68	5
Effective tax rate [4]	23.61	31.43	(25)
Tier 1 common [3]	9.90	10.13	(2)
Tier 1 capital [3]	10.85	11.20	(3)
Total capital [3]	12.80	13.45	(5)
Tier 1 leverage [3]	9.55	9.26	3
Total average shareholders’ equity to total average assets	12.28	12.29	—
Tangible equity to tangible assets [1]	9.01	9.00	—

Book value per common share	$39.44	$37.89	4
Tangible book value per common share [1]	27.82	26.33	6
Market price:
High	41.26	29.98	38
Low	36.23	26.93	35
Close	39.79	28.81	38
Market capitalization	21,279	15,563	37
Average common shares outstanding (000s)
Diluted	536,992	539,862	(1)
Basic	531,162	535,680	(1)
Full-time equivalent employees	25,925	26,238	(1)
Number of ATMs	2,243	2,882	(22)
Full service banking offices	1,501	1,574	(5)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.
4 Prior period amounts have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
EARNINGS & DIVIDENDS
Net income	$405	$426	$189	$377	$352
Net income available to common shareholders	393	413	179	365	340
Net income available to common shareholders excluding the impact of Form 8-K items from the third quarter of 2013 [1]	393	413	358	365	340
Total revenue - FTE [1,2]	2,030	2,061	1,920	2,100	2,114
Total revenue - FTE excluding securities (losses)/gains, net [1,2]	2,031	2,060	1,920	2,100	2,112
Net income per average common share
Diluted	0.73	0.77	0.33	0.68	0.63
Diluted, excluding the impact of Form 8-K items from the third quarter of 2013 [1]	0.73	0.77	0.66	0.68	0.63
Basic	0.74	0.78	0.33	0.68	0.64
Dividends paid per common share	0.10	0.10	0.10	0.10	0.05
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$176,971	$173,791	$171,838	$172,537	$171,808
Earning assets	157,343	154,567	154,235	153,495	152,471
Loans	128,525	125,649	122,672	121,372	120,882
Intangible assets including MSRs	7,666	7,658	7,643	7,455	7,379
MSRs	1,265	1,253	1,232	1,039	957
Consumer and commercial deposits	128,396	127,460	126,618	126,579	127,655
Brokered time and foreign deposits	2,013	2,010	2,007	2,075	2,170
Total shareholders’ equity	21,727	21,251	21,027	21,272	21,117
Preferred stock	725	725	725	725	725
As of
Total assets	179,542	175,335	171,777	171,546	172,435
Earning assets	158,487	156,856	154,802	154,426	152,783
Loans	129,196	127,877	124,340	122,031	120,804
Allowance for loan and lease losses	2,040	2,044	2,071	2,125	2,152
Consumer and commercial deposits	130,933	127,735	126,861	125,588	127,735
Brokered time and foreign deposits	2,023	2,024	2,022	2,031	2,180
Total shareholders’ equity	21,817	21,422	21,070	21,007	21,194
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.93%	0.97%	0.44%	0.88%	0.83%
Return on average common shareholders’ equity	7.59	7.99	3.49	7.12	6.77
Return on average tangible common shareholders' equity [1]	10.78	11.61	5.10	10.35	9.88
Net interest margin [2]	3.19	3.20	3.19	3.25	3.33
Efficiency ratio [2,4]	66.83	66.05	90.13	66.07	63.97
Tangible efficiency ratio [1,2,4]	66.65	65.84	89.82	65.78	63.68
Effective tax rate [4,5]	23.61	24.50	NM	29.27	31.43
Tier 1 common [3]	9.90	9.82	9.94	10.19	10.13
Tier 1 capital [3]	10.85	10.81	10.97	11.24	11.20
Total capital [3]	12.80	12.81	13.04	13.43	13.45
Tier 1 leverage [3]	9.55	9.58	9.46	9.40	9.26
Total average shareholders’ equity to total average assets	12.28	12.23	12.24	12.33	12.29
Tangible equity to tangible assets [1]	9.01	9.00	8.98	8.95	9.00

Book value per common share	$39.44	$38.61	$37.85	$37.65	$37.89
Tangible book value per common share [1]	27.82	27.01	26.27	26.08	26.33
Market price:
High	41.26	36.99	36.29	32.84	29.98
Low	36.23	31.97	31.59	26.97	26.93
Close	39.79	36.81	32.42	31.57	28.81
Market capitalization	21,279	19,734	17,427	17,005	15,563
Average common shares outstanding (000s)
Diluted	536,992	537,921	538,850	539,763	539,862
Basic	531,162	532,492	533,829	535,172	535,680
Full-time equivalent employees	25,925	26,281	26,409	26,199	26,238
Number of ATMs	2,243	2,243	2,846	2,874	2,882
Full service banking offices	1,501	1,497	1,508	1,539	1,574

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.
4 Prior period amounts have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.
5 "NM" - Not meaningful. Calculated rate was not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease)
	March 31
	2014	2013	Amount	% [3]
Interest income	$1,336	$1,359	($23)	(2)%
Interest expense	132	138	(6)	(4)
NET INTEREST INCOME	1,204	1,221	(17)	(1)
Provision for credit losses	102	212	(110)	(52)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,102	1,009	93	9
NONINTEREST INCOME
Service charges on deposit accounts	155	160	(5)	(3)
Trust and investment management income	130	124	6	5
Retail investment services	71	61	10	16
Other charges and fees	88	89	(1)	(1)
Investment banking income	88	68	20	29
Trading income	49	42	7	17
Card fees	76	76	—	—
Mortgage production related income	43	159	(116)	(73)
Mortgage servicing related income	54	38	16	42
Other noninterest income	38	44	(6)	(14)
Net securities (losses)/gains	(1)	2	(3)	NM
Total noninterest income	791	863	(72)	(8)
NONINTEREST EXPENSE
Employee compensation and benefits	800	759	41	5
Net occupancy expense	86	89	(3)	(3)
Outside processing and software	170	178	(8)	(4)
Equipment expense	44	45	(1)	(2)
Marketing and customer development	25	30	(5)	(17)
Amortization of intangible assets	3	6	(3)	(50)
Operating losses	21	39	(18)	(46)
FDIC premium/regulatory exams	40	54	(14)	(26)
Other noninterest expense [1]	168	153	15	10
Total noninterest expense	1,357	1,353	4	—
INCOME BEFORE PROVISION FOR INCOME TAXES	536	519	17	3
Provision for income taxes [1]	125	161	(36)	(22)
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	411	358	53	15
Net income attributable to noncontrolling interest	6	6	—	—
NET INCOME	$405	$352	$53	15%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$393	$340	$53	16%
Net interest income - FTE [2]	1,239	1,251	(12)	(1)
Net income per average common share
Diluted	0.73	0.63	0.10	16
Basic	0.74	0.64	0.10	16
Cash dividends paid per common share	0.10	0.05	0.05	100
Average common shares outstanding (000s)
Diluted	536,992	539,862	(2,870)	(1)
Basic	531,162	535,680	(4,518)	(1)

1 Amortization expense related to affordable housing investment costs is recognized in provision for income taxes for each of the periods presented. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2014	2013	Amount	% [3]	2013	2013	2013
Interest income	$1,336	$1,343	($7)	(1)%	$1,339	$1,347	$1,359
Interest expense	132	130	2	2	131	136	138
NET INTEREST INCOME	1,204	1,213	(9)	(1)	1,208	1,211	1,221
Provision for credit losses	102	101	1	1	95	146	212
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,102	1,112	(10)	(1)	1,113	1,065	1,009
NONINTEREST INCOME
Service charges on deposit accounts	155	165	(10)	(6)	168	164	160
Trust and investment management income	130	131	(1)	(1)	133	130	124
Retail investment services	71	69	2	3	68	69	61
Other charges and fees	88	92	(4)	(4)	91	97	89
Investment banking income	88	96	(8)	(8)	99	93	68
Trading income	49	57	(8)	(14)	33	49	42
Card fees	76	79	(3)	(4)	77	78	76
Mortgage production related income/(loss)	43	31	12	39	(10)	133	159
Mortgage servicing related income	54	38	16	42	11	1	38
Other noninterest income	38	55	(17)	(31)	10	44	44
Net securities (losses)/gains	(1)	1	(2)	NM	—	—	2
Total noninterest income	791	814	(23)	(3)	680	858	863
NONINTEREST EXPENSE
Employee compensation and benefits	800	723	77	11	682	737	759
Net occupancy expense	86	87	(1)	(1)	86	86	89
Outside processing and software	170	191	(21)	(11)	190	187	178
Equipment expense	44	45	(1)	(2)	45	46	45
Marketing and customer development	25	40	(15)	(38)	34	31	30
Amortization of intangible assets	3	5	(2)	(40)	6	6	6
Operating losses	21	42	(21)	(50)	350	72	39
FDIC premium/regulatory exams	40	41	(1)	(2)	45	41	54
Other noninterest expense [1]	168	187	(19)	(10)	292	181	153
Total noninterest expense	1,357	1,361	(4)	—	1,730	1,387	1,353
INCOME BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	536	565	(29)	(5)	63	536	519
Provision/(benefit) for income taxes [1]	125	138	(13)	(9)	(133)	156	161
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	411	427	(16)	(4)	196	380	358
Net income attributable to noncontrolling interest	6	1	5	NM	7	3	6
NET INCOME	$405	$426	($21)	(5)%	$189	$377	$352
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$393	$413	($20)	(5)%	$179	$365	$340
Net interest income - FTE [2]	1,239	1,247	(8)	(1)	1,240	1,242	1,251
Net income per average common share
Diluted	0.73	0.77	(0.04)	(5)	0.33	0.68	0.63
Basic	0.74	0.78	(0.04)	(5)	0.33	0.68	0.64
Cash dividends paid per common share	0.10	0.10	—	—	0.10	0.10	0.05
Average common shares outstanding (000s)
Diluted	536,992	537,921	(929)	—	538,850	539,763	539,862
Basic	531,162	532,492	(1,330)	—	533,829	535,172	535,680

1 Amortization expense related to affordable housing investment costs is recognized in provision/(benefit) for income taxes for each of the periods presented. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	March 31		Increase/(Decrease)
	2014	2013	Amount	% [2]
ASSETS
Cash and due from banks	$6,978	$4,787	$2,191	46%
Federal funds sold and securities borrowed or purchased under agreements to resell	907	1,154	(247)	(21)
Interest-bearing deposits in other banks	22	21	1	5
Trading assets and derivatives	4,848	6,371	(1,523)	(24)
Securities available for sale	23,302	23,823	(521)	(2)
Loans held for sale	1,488	3,193	(1,705)	(53)
Loans held for investment:
Commercial and industrial	58,828	54,343	4,485	8
Commercial real estate	5,961	4,261	1,700	40
Commercial construction	920	634	286	45
Residential mortgages - guaranteed	3,295	3,930	(635)	(16)
Residential mortgages - nonguaranteed	24,331	23,051	1,280	6
Residential home equity products	14,637	14,617	20	—
Residential construction	532	683	(151)	(22)
Consumer student loans - guaranteed	5,533	5,275	258	5
Consumer other direct	3,109	2,387	722	30
Consumer indirect	11,339	11,009	330	3
Consumer credit cards	711	614	97	16
Total loans held for investment	129,196	120,804	8,392	7
Allowance for loan and lease losses	(2,040)	(2,152)	(112)	(5)
Net loans held for investment	127,156	118,652	8,504	7
Goodwill	6,377	6,369	8	—
Other intangible assets	1,282	1,076	206	19
Other real estate owned	151	224	(73)	(33)
Other assets	7,031	6,765	266	4
Total assets [1]	$179,542	$172,435	$7,107	4%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$39,792	$38,593	$1,199	3%
Interest-bearing consumer and commercial deposits:
NOW accounts	29,151	26,736	2,415	9
Money market accounts	43,196	42,231	965	2
Savings	6,217	5,769	448	8
Consumer time	8,102	9,281	(1,179)	(13)
Other time	4,475	5,125	(650)	(13)
Total consumer and commercial deposits	130,933	127,735	3,198	3
Brokered time deposits	2,023	2,080	(57)	(3)
Foreign deposits	—	100	(100)	(100)
Total deposits	132,956	129,915	3,041	2
Funds purchased	1,269	605	664	NM
Securities sold under agreements to repurchase	2,133	1,854	279	15
Other short-term borrowings	5,277	4,169	1,108	27
Long-term debt	11,565	9,331	2,234	24
Trading liabilities and derivatives	1,041	1,376	(335)	(24)
Other liabilities	3,484	3,991	(507)	(13)
Total liabilities	157,725	151,241	6,484	4
SHAREHOLDERS' EQUITY
Preferred stock, no par value	725	725	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid in capital	9,107	9,132	(25)	—
Retained earnings	12,278	11,133	1,145	10
Treasury stock, at cost, and other	(643)	(531)	112	21
Accumulated other comprehensive (loss)/income	(200)	185	(385)	NM
Total shareholders' equity	21,817	21,194	623	3
Total liabilities and shareholders' equity	$179,542	$172,435	$7,107	4%

Common shares outstanding	534,780	540,187	(5,407)	(1)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	7	7	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	15,141	9,734	5,407	56
1 Includes earning assets of $158,487 and $152,783 at March 31, 2014 and 2013, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2014	2013	Amount	%	2013	2013	2013
ASSETS
Cash and due from banks	$6,978	$4,258	$2,720	64%	$3,041	$3,027	$4,787
Federal funds sold and securities borrowed or purchased under agreements to resell	907	983	(76)	(8)	1,222	1,111	1,154
Interest-bearing deposits in other banks	22	22	—	—	23	21	21
Trading assets and derivatives	4,848	5,040	(192)	(4)	5,794	6,076	6,371
Securities available for sale	23,302	22,542	760	3	22,626	23,389	23,823
Loans held for sale	1,488	1,699	(211)	(12)	2,462	3,647	3,193
Loans held for investment:
Commercial and industrial	58,828	57,974	854	1	55,943	55,070	54,343
Commercial real estate	5,961	5,481	480	9	4,755	4,308	4,261
Commercial construction	920	855	65	8	737	667	634
Residential mortgages - guaranteed	3,295	3,416	(121)	(4)	3,527	3,622	3,930
Residential mortgages - nonguaranteed	24,331	24,412	(81)	—	24,106	23,341	23,051
Residential home equity products	14,637	14,809	(172)	(1)	14,826	14,682	14,617
Residential construction	532	553	(21)	(4)	582	635	683
Consumer student loans - guaranteed	5,533	5,545	(12)	—	5,489	5,431	5,275
Consumer other direct	3,109	2,829	280	10	2,670	2,483	2,387
Consumer indirect	11,339	11,272	67	1	11,035	11,151	11,009
Consumer credit cards	711	731	(20)	(3)	670	641	614
Total loans held for investment	129,196	127,877	1,319	1	124,340	122,031	120,804
Allowance for loan and lease losses	(2,040)	(2,044)	(4)	—	(2,071)	(2,125)	(2,152)
Net loans held for investment	127,156	125,833	1,323	1	122,269	119,906	118,652
Goodwill	6,377	6,369	8	—	6,369	6,369	6,369
Other intangible assets	1,282	1,334	(52)	(4)	1,287	1,244	1,076
Other real estate owned	151	170	(19)	(11)	196	198	224
Other assets	7,031	7,085	(54)	(1)	6,488	6,558	6,765
Total assets [1]	$179,542	$175,335	$4,207	2%	$171,777	$171,546	$172,435
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$39,792	$38,800	$992	3%	$39,006	$37,999	$38,593
Interest-bearing consumer and commercial deposits:
NOW accounts	29,151	28,164	987	4	25,495	26,106	26,736
Money market accounts	43,196	41,873	1,323	3	43,106	41,684	42,231
Savings	6,217	5,842	375	6	5,778	5,819	5,769
Consumer time	8,102	8,475	(373)	(4)	8,742	9,050	9,281
Other time	4,475	4,581	(106)	(2)	4,734	4,930	5,125
Total consumer and commercial deposits	130,933	127,735	3,198	3	126,861	125,588	127,735
Brokered time deposits	2,023	2,024	(1)	—	2,022	2,006	2,080
Foreign deposits	—	—	—	—	—	25	100
Total deposits	132,956	129,759	3,197	2	128,883	127,619	129,915
Funds purchased	1,269	1,192	77	6	934	420	605
Securities sold under agreements to repurchase	2,133	1,759	374	21	1,574	1,869	1,854
Other short-term borrowings	5,277	5,788	(511)	(9)	4,479	5,825	4,169
Long-term debt	11,565	10,700	865	8	9,985	9,818	9,331
Trading liabilities and derivatives	1,041	1,181	(140)	(12)	1,346	1,310	1,376
Other liabilities	3,484	3,534	(50)	(1)	3,506	3,678	3,991
Total liabilities	157,725	153,913	3,812	2	150,707	150,539	151,241
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	725	725	—	—	725	725	725
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid in capital	9,107	9,115	(8)	—	9,117	9,126	9,132
Retained earnings	12,278	11,936	342	3	11,573	11,447	11,133
Treasury stock, at cost, and other	(643)	(615)	28	5	(579)	(558)	(531)
Accumulated other comprehensive (loss)/income	(200)	(289)	(89)	(31)	(316)	(283)	185
Total shareholders’ equity	21,817	21,422	395	2	21,070	21,007	21,194
Total liabilities and shareholders’ equity	$179,542	$175,335	$4,207	2%	$171,777	$171,546	$172,435

Common shares outstanding	534,780	536,097	(1,317)	—%	537,549	538,653	540,187
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	7	7	—	—	7	7	7
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	15,141	13,824	1,317	10	12,372	11,268	9,734
1 Includes earning assets of $158,487, $156,856, $154,802, $154,426, and $152,783 at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, respectively.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	March 31, 2014			December 31, 2013			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$58,287	$538	3.74%	$56,208	$545	3.85%	$2,079	(0.11)	$4,524	(0.46)
Commercial real estate	5,616	41	2.93	5,071	39	3.07	545	(0.14)	1,524	(0.57)
Commercial construction	894	7	3.31	809	7	3.29	85	0.02	231	(0.44)
Residential mortgages - guaranteed	3,351	30	3.62	3,470	24	2.81	(119)	0.81	(728)	1.00
Residential mortgages - nonguaranteed	23,933	242	4.05	23,892	241	4.04	41	0.01	1,547	(0.20)
Home equity products	14,516	129	3.59	14,623	133	3.60	(107)	(0.01)	153	(0.05)
Residential construction	485	5	4.40	494	6	4.69	(9)	(0.29)	(130)	(0.21)
Guaranteed student loans	5,523	50	3.70	5,512	52	3.76	11	(0.06)	126	(0.22)
Other direct	2,959	31	4.25	2,740	30	4.31	219	(0.06)	561	(0.18)
Indirect	11,299	91	3.25	11,149	93	3.32	150	(0.07)	303	(0.28)
Credit cards	716	17	9.56	693	17	9.60	23	(0.04)	99	0.04
Nonaccrual	946	5	1.98	988	6	2.30	(42)	(0.32)	(567)	(0.93)
Total loans	128,525	1,186	3.74	125,649	1,193	3.77	2,876	(0.03)	7,643	(0.28)
Securities available for sale:
Taxable	22,422	150	2.68	21,995	147	2.67	427	0.01	213	0.15
Tax-exempt - FTE [1]	264	3	5.25	233	3	5.12	31	0.13	(30)	0.03
Total securities available for sale	22,686	153	2.71	22,228	150	2.70	458	0.01	183	0.14
Federal funds sold and securities borrowed or purchased under agreements to resell	978	—	—	871	—	0.02	107	(0.02)	(114)	(0.04)
Loans held for sale	1,450	15	4.05	1,767	17	3.80	(317)	0.25	(2,302)	0.76
Interest-bearing deposits	22	—	0.13	19	—	0.06	3	0.07	1	—
Interest earning trading assets	3,682	17	1.87	4,033	17	1.66	(351)	0.21	(539)	0.34
Total earning assets	157,343	1,371	3.53	154,567	1,377	3.53	2,776	—	4,872	(0.17)
Allowance for loan and lease losses	(2,037)			(2,051)			14		141
Cash and due from banks	5,436			5,335			101		974
Other assets	14,827			14,321			506		527
Noninterest earning trading assets and derivatives	1,299			1,482			(183)		(660)
Unrealized gains on securities available for sale, net	103			137			(34)		(691)
Total assets	$176,971			$173,791			$3,180		$5,163
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$27,707	$5	0.07%	$26,504	$4	0.06%	$1,203	0.01	$1,324	(0.01)
Money market accounts	42,755	13	0.12	42,756	13	0.12	(1)	—	(240)	(0.03)
Savings	6,035	—	0.04	5,816	—	0.04	219	—	508	(0.02)
Consumer time	8,318	22	1.08	8,605	24	1.09	(287)	(0.01)	(1,103)	(0.08)
Other time	4,533	13	1.19	4,645	14	1.19	(112)	—	(712)	(0.18)
Total interest-bearing consumer and commercial deposits	89,348	53	0.24	88,326	55	0.25	1,022	(0.01)	(223)	(0.06)
Brokered time deposits	2,012	12	2.31	2,008	12	2.37	4	(0.06)	(75)	(0.30)
Foreign deposits	1	—	0.60	2	—	—	(1)	0.60	(82)	0.45
Total interest-bearing deposits	91,361	65	0.29	90,336	67	0.30	1,025	(0.01)	(380)	(0.06)
Funds purchased	989	—	0.08	681	—	0.09	308	(0.01)	273	(0.03)
Securities sold under agreements to repurchase	2,202	1	0.10	1,957	1	0.11	245	(0.01)	497	(0.09)
Interest-bearing trading liabilities	699	5	2.74	627	4	2.75	72	(0.01)	(24)	0.53
Other short-term borrowings	5,588	3	0.24	5,424	4	0.27	164	(0.03)	1,867	(0.05)
Long-term debt	11,367	58	2.05	10,525	54	2.04	842	0.01	2,010	(0.17)
Total interest-bearing liabilities	112,206	132	0.48	109,550	130	0.47	2,656	0.01	4,243	(0.04)
Noninterest-bearing deposits	39,048			39,134			(86)		964
Other liabilities	3,524			3,336			188		(492)
Noninterest-bearing trading liabilities and derivatives	466			520			(54)		(162)
Shareholders’ equity	21,727			21,251			476		610
Total liabilities and shareholders’ equity	$176,971			$173,791			$3,180		$5,163
Interest Rate Spread			3.05%			3.06%		(0.01)		(0.12)
Net Interest Income - FTE [1]		$1,239			$1,247
Net Interest Margin [2]			3.19%			3.20%		(0.01)		(0.14)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	September 30, 2013			June 30, 2013			March 31, 2013
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$54,666	$535	3.88%	$54,490	$544	4.01%	$53,763	$556	4.20%
Commercial real estate	4,615	37	3.18	4,262	35	3.27	4,092	35	3.50
Commercial construction	704	6	3.38	628	5	3.47	663	6	3.75
Residential mortgages - guaranteed	3,526	28	3.14	3,768	27	2.86	4,079	27	2.62
Residential mortgages -nonguaranteed	23,258	238	4.09	22,470	242	4.30	22,386	238	4.25
Home equity products	14,549	133	3.63	14,358	131	3.65	14,363	129	3.64
Residential construction	529	7	4.88	559	8	5.46	615	7	4.61
Guaranteed student loans	5,453	52	3.81	5,339	50	3.78	5,397	52	3.92
Other direct	2,563	28	4.33	2,434	27	4.41	2,398	26	4.43
Indirect	11,069	94	3.36	11,073	94	3.41	10,996	96	3.53
Credit cards	656	16	9.73	617	15	9.80	617	15	9.52
Nonaccrual	1,084	6	2.37	1,374	9	2.76	1,513	11	2.91
Total loans	122,672	1,180	3.81	121,372	1,187	3.92	120,882	1,198	4.02
Securities available for sale:
Taxable	22,494	140	2.49	22,834	141	2.46	22,209	140	2.53
Tax-exempt - FTE [1]	243	3	5.16	263	3	5.18	294	4	5.22
Total securities available for sale	22,737	143	2.52	23,097	144	2.49	22,503	144	2.57
Federal funds sold and securities borrowed or purchased under agreements to resell	1,029	—	0.01	1,107	—	—	1,092	—	0.04
Loans held for sale	3,344	30	3.58	3,540	29	3.26	3,752	31	3.29
Interest-bearing deposits	22	—	0.11	21	—	0.06	21	—	0.13
Interest earning trading assets	4,431	18	1.64	4,358	18	1.60	4,221	16	1.53
Total earning assets	154,235	1,371	3.53	153,495	1,378	3.60	152,471	1,389	3.70
Allowance for loan and lease losses	(2,112)			(2,143)			(2,178)
Cash and due from banks	3,867			4,453			4,462
Other assets	14,271			14,256			14,300
Noninterest earning trading assets and derivatives	1,529			1,789			1,959
Unrealized gains on securities available for sale, net	48			687			794
Total assets	$171,838			$172,537			$171,808
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$25,435	$4	0.06%	$26,015	$4	0.06%	$26,383	$5	0.08%
Money market accounts	43,019	13	0.12	41,850	13	0.13	42,995	15	0.15
Savings	5,802	1	0.04	5,808	1	0.05	5,527	1	0.06
Consumer time	8,895	25	1.12	9,163	26	1.15	9,421	27	1.16
Other time	4,830	15	1.26	5,036	17	1.34	5,245	18	1.37
Total interest-bearing consumer and commercial deposits	87,981	58	0.26	87,872	61	0.28	89,571	66	0.30
Brokered time deposits	1,989	12	2.44	2,038	14	2.54	2,087	13	2.61
Foreign deposits	18	—	0.11	37	—	0.13	83	—	0.15
Total interest-bearing deposits	89,988	70	0.31	89,947	75	0.33	91,741	79	0.35
Funds purchased	505	—	0.09	657	—	0.10	716	—	0.11
Securities sold under agreements to repurchase	1,885	1	0.13	1,879	1	0.13	1,705	1	0.19
Interest-bearing trading liabilities	720	5	2.58	751	4	2.29	723	4	2.21
Other short-term borrowings	5,222	3	0.27	5,422	3	0.24	3,721	3	0.29
Long-term debt	9,891	52	2.06	9,700	53	2.19	9,357	51	2.22
Total interest-bearing liabilities	108,211	131	0.48	108,356	136	0.50	107,963	138	0.52
Noninterest-bearing deposits	38,637			38,707			38,084
Other liabilities	3,428			3,637			4,016
Noninterest-bearing trading liabilities and derivatives	535			565			628
Shareholders’ equity	21,027			21,272			21,117
Total liabilities and shareholders’ equity	$171,838			$172,537			$171,808
Interest Rate Spread			3.05%			3.10%			3.17%
Net Interest Income - FTE [1]		$1,240			$1,242			$1,251
Net Interest Margin [2]			3.19%			3.25%			3.33%

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended
	March 31		Increase/(Decrease)
	2014	2013	Amount	%[4]
CREDIT DATA
Allowance for credit losses - beginning	$2,094	$2,219	($125)	(6)%
(Benefit)/provision for unfunded commitments	(4)	8	(12)	NM
Provision for loan losses:
Commercial	39	64	(25)	(39)
Residential	48	112	(64)	(57)
Consumer	19	28	(9)	(32)
Total provision for loan losses	106	204	(98)	(48)
Charge-offs:
Commercial	(33)	(60)	(27)	(45)
Residential	(85)	(178)	(93)	(52)
Consumer	(33)	(35)	(2)	(6)
Total charge-offs	(151)	(273)	(122)	(45)
Recoveries:
Commercial	14	15	(1)	(7)
Residential	17	22	(5)	(23)
Consumer	10	10	—	—
Total recoveries	41	47	(6)	(13)
Net charge-offs	(110)	(226)	(116)	(51)
Allowance for credit losses - ending	$2,086	$2,205	($119)	(5)%
Components:
Allowance for loan and lease losses	$2,040	$2,152	($112)	(5)%
Unfunded commitments reserve	46	53	(7)	(13)
Allowance for credit losses	$2,086	$2,205	($119)	(5)%
Net charge-offs to average loans (annualized):
Commercial	0.12%	0.32%	(0.20)	(63)%
Residential	0.64	1.48	(0.84)	(57)
Consumer	0.47	0.52	(0.05)	(10)
Total net charge-offs to total average loans	0.35%	0.76%	(0.41)	(54)%
Period Ended
Nonaccrual/nonperforming loans:
Commercial	$229	$289	($60)	(21)%
Residential	684	1,157	(473)	(41)
Consumer	12	21	(9)	(43)
Total nonaccrual/nonperforming loans	925	1,467	(542)	(37)
Other real estate owned (“OREO”)	151	223	(72)	(32)
Other repossessed assets	7	9	(2)	(22)
Nonperforming loans held for sale ("LHFS")	12	41	(29)	(71)
Total nonperforming assets	$1,095	$1,740	($645)	(37)%
Accruing restructured loans	$2,783	$2,499	$284	11%
Nonaccruing restructured loans	358	655	(297)	(45)
Accruing loans past due > 90 days (guaranteed)	1,095	767	328	43
Accruing loans past due > 90 days (non-guaranteed)	42	56	(14)	(25)
Accruing LHFS past due > 90 days	1	2	(1)	(50)
Nonperforming loans to total loans	0.72%	1.21%	(0.49)	(40)%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	0.85	1.44	(0.59)	(41)
Allowance to period-end loans [1,2]	1.58	1.79	(0.21)	(12)
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.70	1.93	(0.23)	(12)
Allowance to nonperforming loans [1,2]	223	148	75	51
Allowance to annualized net charge-offs [1]	4.56x	2.34x	2.22x	95

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Three Months Ended
	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2014	2013	Amount	%[4]	2013	2013	2013
CREDIT DATA
Allowance for credit losses - beginning	$2,094	$2,121	($27)	(1)%	$2,172	$2,205	$2,219
(Benefit)/provision for unfunded commitments	(4)	—	(4)	NM	3	(6)	8
Provision for loan losses:
Commercial	39	14	25	NM	77	42	64
Residential	48	60	(12)	(20)	(6)	78	112
Consumer	19	27	(8)	(30)	21	32	28
Total provision for loan losses	106	101	5	5	92	152	204
Charge-offs:
Commercial	(33)	(43)	(10)	(23)	(52)	(64)	(60)
Residential	(85)	(102)	(17)	(17)	(109)	(143)	(178)
Consumer	(33)	(30)	3	10	(28)	(26)	(35)
Total charge-offs	(151)	(175)	(24)	(14)	(189)	(233)	(273)
Recoveries:
Commercial	14	18	(4)	(22)	13	20	15
Residential	17	20	(3)	(15)	21	24	22
Consumer	10	9	1	11	9	10	10
Total recoveries	41	47	(6)	(13)	43	54	47
Net charge-offs	(110)	(128)	(18)	(14)	(146)	(179)	(226)
Allowance for credit losses - ending	$2,086	$2,094	($8)	—%	$2,121	$2,172	$2,205
Components:
Allowance for loan and lease losses	$2,040	$2,044	($4)	—%	$2,071	$2,125	$2,152
Unfunded commitments reserve	46	50	(4)	(8)	50	47	53
Allowance for credit losses	$2,086	$2,094	($8)	—%	$2,121	$2,172	$2,205
Net charge-offs to average loans (annualized):
Commercial	0.12%	0.16%	(0.04)	(25)%	0.26%	0.29%	0.32%
Residential	0.64	0.75	(0.11)	(15)	0.82	1.13	1.48
Consumer	0.47	0.42	0.05	12	0.39	0.34	0.52
Total net charge-offs to total average loans	0.35%	0.40%	(0.05)	(13)%	0.47%	0.59%	0.76%
Period Ended
Nonaccrual/nonperforming loans:
Commercial	$229	$247	($18)	(7)%	$275	$304	$289
Residential	684	712	(28)	(4)	752	825	1,157
Consumer	12	12	—	—	10	12	21
Total nonaccrual/nonperforming loans	925	971	(46)	(5)	1,037	1,141	1,467
OREO	151	170	(19)	(11)	196	198	223
Other repossessed assets	7	7	—	—	9	8	9
Nonperforming LHFS	12	17	(5)	(29)	59	48	41
Total nonperforming assets	$1,095	$1,165	($70)	(6)%	$1,301	$1,395	$1,740
Accruing restructured loans	$2,783	$2,749	$34	1%	$2,744	$2,781	$2,499
Nonaccruing restructured loans	358	391	(33)	(8)	406	415	655
Accruing loans past due > 90 days (guaranteed)	1,095	1,180	(85)	(7)	1,108	958	767
Accruing loans past due > 90 days (non-guaranteed)	42	48	(6)	(13)	55	47	56
Accruing LHFS past due > 90 days	1	—	1	NM	—	1	2
Nonperforming loans to total loans	0.72%	0.76%	(0.04)	(5)%	0.83%	0.94%	1.21%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	0.85	0.91	(0.06)	(7)	1.04	1.14	1.44
Allowance to period-end loans [1,2]	1.58	1.60	(0.02)	(1)	1.67	1.75	1.79
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.70	1.72	(0.02)	(1)	1.80	1.89	1.93
Allowance to nonperforming loans [1,2]	223	212	11	5	201	188	148
Allowance to annualized net charge-offs [1]	4.56x	4.03x	0.53x	13	3.58x	2.97x	2.34x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions) (Unaudited)
	Three Months Ended March 31
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$17	$899	$40	$956
Amortization	(3)	—	(3)	(6)
Mortgage servicing rights (“MSRs”) originated	—	110	—	110
Fair value changes due to inputs and assumptions [1]	—	90	—	90
Other changes in fair value [2]	—	(74)	—	(74)
Balance, March 31, 2013	$14	$1,025	$37	$1,076

Balance, beginning of period	$4	$1,300	$30	$1,334
Amortization	(1)	—	(2)	(3)
MSRs originated	—	32	—	32
Fair value changes due to inputs and assumptions [1]	—	(46)	—	(46)
Other changes in fair value [2]	—	(35)	—	(35)
Balance, March 31, 2014	$3	$1,251	$28	$1,282
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
COMMON SHARE ROLLFORWARD (000’s)
Balance, beginning of period	536,097	537,549	538,653	540,187	538,959
Common shares issued for employee benefit plans, stock option, and restricted stock activity	37	11	325	130	1,228
Repurchase of common stock	(1,354)	(1,463)	(1,429)	(1,664)	—
Balance, end of period	534,780	536,097	537,549	538,653	540,187

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net interest income	$1,204	$1,213	$1,208	$1,211	$1,221
Taxable-equivalent adjustment	35	34	32	31	30
Net interest income - FTE	1,239	1,247	1,240	1,242	1,251
Noninterest income	791	814	680	858	863
Total revenue - FTE	2,030	2,061	1,920	2,100	2,114
Securities losses/(gains), net	1	(1)	—	—	(2)
Total revenue - FTE excluding net securities (losses)/gains [2]	$2,031	$2,060	$1,920	$2,100	$2,112
Noninterest income	$791	$814	$680	$858	$863
Securities losses/(gains), net	1	(1)	—	—	(2)
Noninterest income excluding net securities (losses)/gains [2]	$792	$813	$680	$858	$861
Return on average common shareholders’ equity	7.59%	7.99%	3.49%	7.12%	6.77%
Effect of removing average intangible assets, excluding MSRs	3.19	3.62	1.61	3.23	3.11
Return on average tangible common shareholders' equity [3]	10.78%	11.61%	5.10%	10.35%	9.88%
Efficiency ratio [4,10]	66.83%	66.05%	90.13%	66.07%	63.97%
Impact of excluding amortization of intangible assets	(0.18)	(0.21)	(0.31)	(0.29)	(0.29)
Tangible efficiency ratio [5,10]	66.65%	65.84%	89.82%	65.78%	63.68%

	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
Total shareholders' equity	$21,817	$21,422	$21,070	$21,007	$21,194
Goodwill, net of deferred taxes of $193 million, $186 million, $180 million, $174 million, and $169 million, respectively	(6,184)	(6,183)	(6,189)	(6,195)	(6,200)
Other intangible assets, net of deferred taxes of $1 million, $2 million, $2 million, $4 million, and $5 million, respectively, and MSRs	(1,281)	(1,332)	(1,285)	(1,240)	(1,071)
MSRs	1,251	1,300	1,248	1,199	1,025
Tangible equity	15,603	15,207	14,844	14,771	14,948
Preferred stock	(725)	(725)	(725)	(725)	(725)
Tangible common equity	$14,878	$14,482	$14,119	$14,046	$14,223
Total assets	$179,542	$175,335	$171,777	$171,546	$172,435
Goodwill	(6,377)	(6,369)	(6,369)	(6,369)	(6,369)
Other intangible assets including MSRs	(1,282)	(1,334)	(1,287)	(1,244)	(1,076)
MSRs	1,251	1,300	1,248	1,199	1,025
Tangible assets	$173,134	$168,932	$165,369	$165,132	$166,015
Tangible equity to tangible assets [6]	9.01%	9.00%	8.98%	8.95%	9.00%
Tangible book value per common share [7]	$27.82	$27.01	$26.27	$26.08	$26.33

Total loans	$129,196	$127,877	$124,340	$122,031	$120,804
Government guaranteed loans	(8,828)	(8,961)	(9,016)	(9,053)	(9,205)
Loans held at fair value	(299)	(302)	(316)	(339)	(360)
Total loans, excluding government guaranteed and fair value loans	$120,069	$118,614	$115,008	$112,639	$111,239
Allowance to total loans, excluding government guaranteed and fair value loans [8]	1.70%	1.72%	1.80%	1.89%	1.93%

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net income available to common shareholders	$393	$413	$179	$365	$340
Form 8-K items from the third quarter of 2013:
Operating losses related to settlement of certain legal matters	—	—	323	—	—
Mortgage repurchase provision related to repurchase settlements	—	—	63	—	—
Provision for unrecoverable servicing advances	—	—	96	—	—
Tax benefit related to above items	—	—	(190)	—	—
Net tax benefit related to subsidiary reorganization and other	—	—	(113)	—	—
Net income available to common shareholders, excluding the impact of Form 8-K items from the third quarter of 2013 [9]	$393	$413	$358	$365	$340

Net income per average common share, diluted	$0.73	$0.77	$0.33	$0.68	$0.63
Impact of Form 8-K items from the third quarter of 2013	—	—	0.33	—	—
Net income per average common diluted share, excluding the impact of Form 8-K items from the third quarter of 2013 [9]	$0.73	$0.77	$0.66	$0.68	$0.63

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. Additionally, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 SunTrust presents total revenue - FTE excluding net securities gains/losses and noninterest income excluding net securities gains/losses. The Company believes revenue and noninterest income without net securities gains and losses is more indicative of the Company’s performance because it isolates income and losses that are primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs, (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
6 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
7 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
8 SunTrust presents a ratio of allowance to total loans, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss better depicts the allowance relative to loans that are covered by it.
9 SunTrust presents net income available to common shareholders and net income per average common diluted share excluding items previously announced on Form 8-K filed with the SEC on October 10, 2013. The Company believes this measure is useful to investors because it removes the effect of material items impacting current year's results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.
10 Prior period amounts have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT (Dollars in millions) (Unaudited)
	Three Months Ended March 31 [1]
	2014	2013	% Change
Statements of Income:
Net interest income	$641	$649	(1)%
FTE adjustment	—	—	—
Net interest income - FTE	641	649	(1)
Provision for credit losses [2]	53	92	(42)
Net interest income - FTE - after provision for credit losses	588	557	6
Noninterest income before securities gains/(losses)	361	357	1
Securities gains/(losses), net	—	—	—
Total noninterest income	361	357	1
Noninterest expense before amortization of intangible assets	707	699	1
Amortization of intangible assets	2	5	(60)
Total noninterest expense	709	704	1
Income - FTE - before provision for income taxes	240	210	14
Provision for income taxes	88	77	14
FTE adjustment	—	—	—
Net income including income attributable to noncontrolling interest	152	133	14
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$152	$133	14

Total revenue - FTE	$1,002	$1,006	—
Selected Average Balances:
Total loans	$41,262	$40,332	2%
Goodwill	4,262	3,955	8
Other intangible assets excluding MSRs	22	41	(46)
Total assets	46,943	45,376	3
Consumer and commercial deposits	84,550	85,012	(1)
Performance Ratios:
Efficiency ratio	70.75%	69.98%
Impact of excluding amortization and associated funding cost of intangible assets	(2.09)	(2.66)
Tangible efficiency ratio	68.66%	67.32%
Other Information (End of Period):
Managed (discretionary) assets	$49,944	$52,934	(6)%
Non-managed assets	55,039	52,190	5
Total assets under administration	104,983	105,124	—
Brokerage assets	44,398	41,257	8
Total assets under advisement	$149,381	$146,381	2

[1]	Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during the second quarter of 2013.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended March 31 [1]
	2014	2013	% Change
Statements of Income:
Net interest income	$403	$389	4%
FTE adjustment	34	29	17
Net interest income - FTE	437	418	5
Provision for credit losses [2]	23	56	(59)
Net interest income - FTE - after provision for credit losses	414	362	14
Noninterest income before securities gains/(losses)	322	306	5
Securities gains/(losses), net	—	—	—
Total noninterest income	322	306	5
Noninterest expense before amortization of intangible assets	454	379	20
Amortization of intangible assets	1	1	—
Total noninterest expense	455	380	20
Income - FTE - before provision for income taxes	281	288	(2)
Provision for income taxes	57	64	(11)
FTE adjustment	34	29	17
Net income including income attributable to noncontrolling interest	190	195	(3)
Less: net income attributable to noncontrolling interest	1	4	(75)
Net income	$189	$191	(1)

Total revenue - FTE	$759	$724	5
Selected Average Balances:
Total loans	$58,934	$52,494	12%
Goodwill	2,107	2,414	(13)
Other intangible assets excluding MSRs	10	12	(17)
Total assets	70,467	65,407	8
Consumer and commercial deposits	42,094	39,115	8
Performance Ratios:
Efficiency ratio	59.88%	52.45%
Impact of excluding amortization and associated funding cost of intangible assets	(1.09)	(1.21)
Tangible efficiency ratio	58.79%	51.24%
Other Information (End of Period): [3]
Managed (discretionary) assets	$45,010	$44,620	1%
Non-managed assets	—	—	—
Total assets under administration	45,010	44,620	1
Total assets under advisement	$45,010	$44,620	1

[1]	Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during the second quarter of 2013.
2 Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
3 Reflects the assets under administration for Ridgeworth clients.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended March 31
	2014	2013	% Change [1]
Statements of Income:
Net interest income	$134	$127	6%
FTE adjustment	—	—	—
Net interest income - FTE	134	127	6
Provision for credit losses [2]	26	64	(59)
Net interest income - FTE - after provision for credit losses	108	63	71
Noninterest income before securities gains/(losses)	100	198	(49)
Securities gains/(losses), net	—	—	—
Total noninterest income	100	198	(49)
Noninterest expense before amortization of intangible assets	187	269	(30)
Amortization of intangible assets	—	—	—
Total noninterest expense	187	269	(30)
Income/(loss) - FTE - before provision/(benefit) for income taxes	21	(8)	NM
Provision/(benefit) for income taxes	6	(4)	NM
FTE adjustment	—	—	—
Net income/(loss) including income attributable to noncontrolling interest	15	(4)	NM
Less: net income attributable to noncontrolling interest	—	—	—
Net income/(loss)	$15	($4)	NM

Total revenue - FTE	$234	$325	(28)
Selected Average Balances:
Total loans	$28,287	$27,996	1%
Goodwill	—	—	—
Other intangible assets excluding MSRs	—	—	—
Total assets	31,550	33,185	(5)
Consumer and commercial deposits	1,887	3,517	(46)
Performance Ratios:
Efficiency ratio	79.93%	82.92%
Impact of excluding amortization and associated funding cost of intangible assets	—	—
Tangible efficiency ratio	79.93%	82.92%
Other Information:
Production Data
Channel mix
Retail	$1,680	$4,735	(65)%
Wholesale	—	1,180	NM
Correspondent	1,426	2,926	(51)
Total production	$3,106	$8,841	(65)
Channel mix - percent
Retail	54%	54%
Wholesale	—	13
Correspondent	46	33
Total production	100%	100%
Purchase and refinance mix
Refinance	$1,355	$7,111	(81)
Purchase	1,751	1,730	1
Total production	$3,106	$8,841	(65)
Purchase and refinance mix - percent
Refinance	44%	80%
Purchase	56	20
Total production	100%	100%

Applications	$5,029	$12,212	(59)
Mortgage Servicing Data (End of Period):
Total loans serviced	$135,180	$142,203	(5)%
Total loans serviced for others	105,746	111,973	(6)
Net carrying value of MSRs	1,251	1,025	22
Ratio of net carrying value of MSRs to total loans serviced for others	1.183%	0.915%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER (Dollars in millions) (Unaudited)
	Three Months Ended March 31
	2014	2013	% Change [1]
Statements of Income:
Net interest income	$26	$56	(54)%
FTE adjustment	1	1	—
Net interest income - FTE	27	57	(53)
Provision for credit losses	—	—	—
Net interest income - FTE - after provision for credit losses	27	57	(53)
Noninterest income before securities (losses)/gains	9	—	NM
Securities (losses)/gains, net	(1)	2	NM
Total noninterest income	8	2	NM
Noninterest expense before amortization of intangible assets	6	—	NM
Amortization of intangible assets	—	—	—
Total noninterest expense	6	—	NM
Income - FTE - before (benefit)/provision for income taxes	29	59	(51)
(Benefit)/provision for income taxes	(26)	24	NM
FTE adjustment	1	1	—
Net income including income attributable to noncontrolling interest	54	34	59
Less: net income attributable to noncontrolling interest	5	2	NM
Net income	$49	$32	53

Total revenue - FTE	$35	$59	(41)
Selected Average Balances:
Total loans	$42	$60	(30)%
Securities available for sale	22,585	22,315	1
Other intangible assets excluding MSRs	—	—	—
Total assets	28,011	27,840	1
Consumer and commercial deposits	(135)	11	NM
Other Information:
Duration of investment portfolio (in years)	4.5	3.3
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	2.3%	2.8%
Instantaneous 200 bp increase in rates over next 12 months	4.5%	5.8%
Instantaneous 25 bp decrease in rates over next 12 months	(0.9)%	(1.1)%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions) (Unaudited)

	Three Months Ended March 31
	2014	2013	% Change [1]
Statements of Income:
Net interest income	$1,204	$1,221	(1)%
FTE adjustment	35	30	17
Net interest income - FTE	1,239	1,251	(1)
Provision for credit losses	102	212	(52)
Net interest income - FTE - after provision for credit losses	1,137	1,039	9
Noninterest income before securities (losses)/gains	792	861	(8)
Securities (losses)/gains, net	(1)	2	NM
Total noninterest income	791	863	(8)
Noninterest expense before amortization of intangible assets [2]	1,354	1,347	1
Amortization of intangible assets	3	6	(50)
Total noninterest expense	1,357	1,353	—
Income - FTE - before provision for income taxes	571	549	4
Provision for income taxes [2]	125	161	(22)
FTE adjustment	35	30	17
Net income including income attributable to noncontrolling interest	411	358	15
Less: net income attributable to noncontrolling interest	6	6	—
Net income	$405	$352	15

Total revenue - FTE	$2,030	$2,114	(4)
Selected Average Balances:
Total loans	$128,525	$120,882	6%
Goodwill	6,369	6,369	—
Other intangible assets excluding MSRs	32	53	(40)
Total assets	176,971	171,808	3
Consumer and commercial deposits	128,396	127,655	1
Performance Ratios:
Efficiency ratio	66.83%	63.97%
Impact of excluding amortization and associated funding cost of intangible assets	(0.18)	(0.29)
Tangible efficiency ratio	66.65%	63.68%
Other Information (End of Period):
Managed (discretionary) assets	$94,954	$97,554	(3)%
Non-managed assets	55,039	52,190	5
Total assets under administration	149,993	149,744	—
Brokerage assets	44,398	41,257	8
Total assets under advisement	$194,391	$191,001	2

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
2 Amortization expense related to affordable housing investment costs is recognized in provision for income taxes for each of the periods presented. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.